EXHIBT 10.21
                                MERGER AGREEMENT

            THIS AGREEMENT, dated as of July 3, 1996, among CARRIAGE SERVICES, INC., a Delaware corporation (the "Purchaser"), CFS FUNERAL SERVICES OF CONNECTICUT, INC., a Connecticut corporation (the "Acquisition Subsidiary"), O'BRIEN FUNERAL HOME, INCORPORATED, a Connecticut corporation (the "Company"), and THOMAS P. O'BRIEN, a resident of Hartford County, Connecticut (the "Shareholder");

                              W I T N E S S E T H:

            WHEREAS, the Company owns and operates the O'Brien Funeral Home located at 24 Lincoln Avenue in Bristol, Hartford County, Connecticut (the "O'Brien Home"), and the Plainville Memorial Funeral Home located at 106 West Main Street & 7-9 Canal Street in Plainville, Hartford County, Connecticut (the "Plainville Home") (the O'Brien Home and the Plainville Home being hereafter collectively referred to as the "Homes"), except for the real estate on which the Plainville Home is situated, and the Shareholder owns all of the issued and outstanding capital stock of the Company; and

            WHEREAS, the parties desire that the Acquisition Subsidiary merge with and into the Company in a statutory merger (the "Merger") to be consummated under the laws of the State of Connecticut and upon the terms and conditions and for the consideration herein set forth and in the Plan of Merger among the Purchaser, the Acquisition Subsidiary and the Company in the form attached as Exhibit A hereto (the "Plan of Merger");

            NOW, THEREFORE, the parties agree as follows:


      1.    REORGANIZATION AND MERGER.

            1.1. THE MERGER. Simultaneously with the execution and delivery of this Agreement, the Plan of Merger shall be exe cuted and delivered by the Purchaser, the Acquisition Subsidiary and the Company. Subject to the terms and condi tions set forth in this Agreement and in the Plan of Merger, at the Effective Time of the Merger (as defined in the Plan of Merger), the Acquisition Subsidiary shall be merged with and into the Company in accordance with the laws of the State of Connecticut and the Plan of Merger. The corporation surviving the Merger is sometimes herein referred to as the "Surviving Corporation."

            1.2. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with
      Section 368(a)(2)(E) of the Code. The parties agree to file all of their respective tax returns and reports in a manner

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      consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto). In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, nor shall the foregoing constitute a warranty or guaranty that the Merger will in fact constitute such a reorganization.

            1.3. SHAREHOLDER CONSENT; WAIVER OF DISSENTERS' RIGHTS. The Shareholder, in his capacity as a shareholder of the Company, and the Purchaser, in its capacity as a shareholder of the Acquisition Subsidiary, hereby (i) consent to the Merger pursuant to Section 33-366 of the Connecticut General Statutes, as amended (the "Connecticut Statutes"), and
      (ii) irrevocably and unconditionally waive all dissenters' and other similar rights with respect to the Merger under and pursuant to Sections 33-373 and 33-374, of the Connecticut Statutes.

            1.4. POST-CLOSING TAX MATTERS. The Shareholder shall be fully responsible for all federal, state and local taxes (including, but not limited to, income taxes) of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect of all periods through Closing and consummation of the Merger, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. Without limiting the generality of the foregoing, the Purchaser will arrange through its outside accounting firm for the preparation of a short-period federal income tax return for the Company's current year through the Closing Date (after which time the Surviving Corporation will be included as part of the consolidated group of which the Purchaser is the parent corporation), based upon information furnished by the Shareholder (and for which the Shareholder shall be solely responsible), and the Shareholder shall pay or reimburse the Purchaser for all federal income taxes in respect thereof and the reasonable cost of tax preparation by such outside accounting firm.

            1.5. FURTHER ASSURANCES. The Shareholder agrees to exe cute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require to more effectively carry out

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      the terms and provisions of the Merger and the other trans actions contemplated by this Agreement.

            2.    THE CLOSING.

            2.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Ruggiero, Ziogas & Allaire, 271 Farmington Avenue, Bristol, Connecticut on July 3, 1996, or at such other date, time or place as may be mutually agreed upon by the parties. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholder shall surrender for cancellation pursuant to the Merger all certificates representing his shares of capital stock of the Company, against receipt from the Purchaser of the Merger Consideration (as defined in the Plan of Merger). All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

            2.2. RELATED TRANSACTIONS. In addition to the Merger, at the Closing the following transactions shall occur:

                    (i) The Acquisition Subsidiary, on the one hand, and each of the Shareholder, Robert Lavoie, Mark Seleman and Peter Grady, on the other, shall each execute and deliver the other a separate Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits B-1, B-2, B-3 and B-4 hereto, respectively (collectively, the "Employment Agreements");

                   (ii) The Acquisition Subsidiary shall establish the Carriage
            Partners Program for Connecticut to be dated the Closing Date and in substantially in the form of Exhibit C hereto (the "Carriage Partners Program"), and the Acquisition Subsidiary and the Shareholder shall each execute and deliver to the other a plan participation agreement evidencing the Shareholder's participation thereunder;

                  (iii) Immediately prior to the Closing and consum mation of the Merger, the Company shall distribute to the Shareholder, without recourse or warranty against the Company, the assets described on
            Schedule 2.2 hereto (the "Distributed Property"); and

                   (iv) The Acquisition Subsidiary, as tenant, and the
            Shareholder, Robert Lavoie and Donna Papazian (collectively, "Lessor"), as landlord, shall have

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            executed and delivered to each other a fully paid-up Lease Agreement covering the Real Property on which the Plainville Home is situated, to be dated the Closing Date and in substantially the form of Exhibit D hereto (the "Lease Agreement"). In addition, Lessor shall execute and deliver to the Acquisition Subsidiary a restrictive covenant, running with the land, in recordable form and acceptable in form and substance to the Purchaser, to the effect that the property covered by the Lease Agreement may not be operated as a funeral home or other similar business except by the Acquisition Subsidiary or its affiliates, successors and assigns.

            3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to and agrees with the Purchaser and the Acquisition Subsidiary that:

            3.1. TITLE TO SHARES. The Shareholder is the sole owner and holder, beneficially and of record, of all of the issued and outstanding shares of capital stock of the Company, and the Shareholder has good and marketable title to all of such issued and outstanding shares, free and clear of any and all liens, encumbrances, pledges, security interests, mortgages or claims of any other person (collectively, the "Liens").

            3.2. ORGANIZATION AND EXISTENCE. The Company is a corpo ration duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger and to carry on its business as now conducted. The Shareholder has delivered to the Purchaser complete and correct copies of the Certificate of Incorporation, certified by the Secretary of State of Connecticut, and the Bylaws, certified by its Secretary, of the Company, all as in effect on the date hereof.

            3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 3,000 shares of Common Stock, $10.00 par value, of which 2,273 shares are issued and outstanding and held by the Shareholder and 727 shares are held by the Company as Treasury shares. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares. From the date hereof through the Closing Date, the Shareholder will not, and will not cause or permit the Company to, issue or enter into any

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      subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

            3.4. NO SUBSIDIARIES. The Company does not have any subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

            3.5. FINANCIAL INFORMATION. The Shareholder has deliv ered to the Purchaser the unaudited balance sheets of the Company at [December 31, 1995] (the "Company Balance Sheet"), and the related unaudited statement of income and expenses of the Company for the [twelve]-month period of operations then ended. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the date indicated and the results of its opera tions for the period then ended in accordance with United States federal income tax accounting principles, consistently applied. The Homes collectively performed the number of adult funeral services for each of the twelve-month periods as described below:

                              Twelve Months Ended December 31,

HOME                          1993            1994            1995
- ----                          ----            ----            ----

O'Brien                       165             174             186
Plainville                    15              18              24

            3.6. REAL PROPERTY.

            (a) DESCRIPTION AND TITLE. Schedule 3.6 sets forth a legal description of all parcels of real property in which the Company has any interest or which is used in its business (herein referred to as the "Real Property"), and also briefly describes each building and major structure and improvement thereon. No person other than the Company or (in the case of the Plainville Home only) Lessor has any ownership, leasehold or other interest of any kind in the Real Property. The Real Property is the only interest in real property required for the conduct of the business of the Homes as presently conduct ed. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of the Shareholder, threatened any proceeding

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      for the taking or condemnation of the Real Property or any portion thereof. The Company has good and marketable fee simple title to all of the Real Property used in the business of the O'Brien Home and Lessor has good and marketable title to all of the Real Property covered by the Lease Agreement, in each case free and clear of all Liens, other than easements and other similar title exceptions described on Schedule 3.6 ("Permitted Liens").

            (b) ENVIRONMENTAL CONDITION. No "Hazardous Substances" (defined herein to mean any substance which is regulated by or listed under any federal, state or local law, statute, rule or regulation pertaining to the environment or the protection of human health and welfare, including the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of the Shareholder have any Hazardous Substances been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not now, and to the best of the Shareholder's knowledge, will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. Neither the Company nor the Shareholder has received notice or knows of any claim, request for information, enforcement action or other proceeding related to the off-site disposal of Hazardous Substances generated by the Company. Except as described on Schedule 3.6, to the best of the knowledge of the Shareholder, the Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formal dehyde, lead based paint, radon gas or underground storage tanks, except for substances used in the ordinary course of the operations of the Homes that are properly used, stored and disposed of in accordance with applicable legal requirements.

            (c) FIRPTA. Neither the Company nor the Shareholder is a "foreign person" (as defined in Section 1445(f)(3) of the Code, and the regulations issued thereunder), and the Shareholder shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Code Section 1445(b)(2) and the regulations issued thereunder.

            (d) BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been

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      filed or asserted against any part of the Real Property.

            (e) NO FLOOD HAZARDS. No portion of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

            3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes (except as otherwise described in Section 3.6) are owned by the Company. None of such assets, rights or properties is subject to any lease or license. The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet, free and clear of all Liens, except for (i) Liens to be discharged and released at or prior to Closing, and (ii) Permitted Liens against Real Property.

            3.8. ABSENCE OF CHANGES OR EVENTS. Since the date of the Company Balance Sheet, there has not been:

                   (i) any adverse change in the financial condi tion,
            operations, business, properties or prospects of the Company or of either Home;

                   (ii) any change in the authorized capital or outstanding
            securities of the Company;

                   (iii) any capital stock, bonds or other secu rities which the
            Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                    (iv) any borrowing or agreement by the Company to borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                   (v) any declaration or payment of any bonus or other
            extraordinary compensation to any employee of the Company;

                   (vi) any hiring, firing, reassignment or other change in any key personnel of the Company;

                   (vii) any sale, transfer or other disposition of, or
            agreement to sell, transfer or otherwise dispose

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            of, any of the inventories or other assets or properties
            of the Company, except in the ordinary course of business;

                   (viii) any damage, destruction or losses against the Company or any waiver of any rights of material value to the Company;

                   (ix) any labor strike or labor dispute, or the entering into of any collective bargaining agreement, with respect to employees of the Company;

                   (x) any claim or liability for any material damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

                    (xi) any new competitor that has, to the knowledge of the
            Shareholder, built, commenced to build or announced intentions to build a funeral home or mortuary in direct competition with either Home; or

                   (xii) any other transaction or event entered into or
            affecting the Company other than in the ordinary course of the business.

            3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company does not have any, and none of its assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

            3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company's books and records. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or

                                       -8-

      waivers extending the statutory period of limitations applica ble to any income tax return of the Company for any period.

            3.11. INVENTORY. The inventories reflected in the Company Balance Sheet, and all items placed in inventory since the date thereof, are (i) accounted for in accordance with United States federal income tax accounting principles applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. At the Closing, the Shareholder shall deliver to the Purchaser a list, certified by the Shareholder to be complete and correct, of all of the inventory of the Company.

            3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

            3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 hereto sets forth a complete description of:

                    (i) all loan, credit and similar agreements to which the
            Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

                    (ii) all employment contracts, noncompetition agreements and other agreements relating to the employ ment of any employees of the Company;

                    (iii) all contracts and agreements affecting the Company
            which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involve an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                    (iv) all other contracts and commitments of the Company
            entered into outside the ordinary course of busi ness.

            Each contract and commitment described on Schedule 3.13 is valid and in full force and effect, and neither the Company, nor, to the knowledge of the Shareholder, any of the other parties thereto, are in default thereunder. The Shareholder has furnished to the Purchaser a true and correct copy of each document listed on Schedule 3.13.

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            3.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 hereto accurately and completely lists, as of the date of this Agreement (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and
      (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.14 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

            3.15. TRADEMARKS, ETC. The Company does not own and it has not applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule 3.15. The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does the Shareholder know of any such infringement, whether or not claimed by any person.

            3.16. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

            3.17. LICENSES, PERMITS, ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the operation of the Homes as presently operated. All such items are in full force and effect.

            3.18. LITIGATION. Except as set forth on Schedule 3.18, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Shareholder, threatened against or affecting the Company or any of the assets or properties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

            3.19. COMPLIANCE WITH LAWS. The Company has complied and is in compliance with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the operation of the Homes, and the Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

            3.20. EMPLOYEES. Schedule 3.20 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule 3.20 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent thereof, and the number of vacation days or other time off to which each such employee is then eligible to take. There are not pending or, to the knowledge of the Shareholder, threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. The Shareholder is not aware of the existence of any serious health condition of any key manage ment personnel of either Home that might impair any such per son's ability to carry on his or her normal duties into the foreseeable future after the Closing. The Shareholder believes that the relations between the Company and its employees are good.

            3.21. EMPLOYEE BENEFIT PLANS. There are no plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employee or former employee of the Company, other than sick leave, vacation and group hospitalization benefits that are described on Schedule 3.21, all of which are maintained in accordance with applicable legal requirements. True and com plete copies of all such benefit plans described on Schedule 3.21, have been provided to the Purchaser.

            3.22. AFFILIATED PARTY TRANSACTIONS. The Company and the Homes have been operated and are being operated in a man ner separate from the personal and other business activities of the Shareholder and his affiliates, and neither the Company nor any of its assets are subject to any affiliated party commitments or transactions.

            3.23. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete each have been maintained by it in accordance with good business practice and in accordance with all laws, regulations and other require ments applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and the shareholders of the Company.

            3.24. FINDERS. Except as described in Section 13.1, neither the Company nor the Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

            3.25. AUTHORITY OF THE SHAREHOLDER. The Shareholder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by the Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by the Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholder enforceable against him in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consum mation of the transactions contemplated hereby or thereby, will:
      (i) result in a violation or breach of any term or pro vision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of
      (x) the Certificate of Incorporation or Bylaws of the Company or (y) any contract, agreement, lease, license or other commitment to which the

      Company or the Shareholder is a party or by which the Company or the Shareholder or its or his respective assets or proper ties are bound; nor
      (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

            3.26. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement and the Plan of Merger have been duly authorized by its Board of Directors. This Agreement and the Plan of Merger are legally binding and enforceable against the Company in accordance with their respective terms. Neither the execution, delivery nor performance by the Company of this Agreement or the Plan of Merger will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agree ment to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

            3.27. ACQUISITION OF PARENT SHARES. The Parent Shares (as defined in the Plan of Merger) to be acquired by the Shareholder pursuant to the Merger will be acquired by him for investment purposes only and not with the present inten tion or view to, or resale in connection with, any distri bution thereof within the meaning of the Securities Act of 1933, as amended. The Shareholder understands that such Parent Shares will not be registered under such Securities Act or any state securities or blue sky laws, that transferability of such Parent Shares will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing such Parent Shares. Prior to the Closing, the Shareholder will have had full opportunity to receive such information and ask such questions of represen tatives of the Purchaser concerning the Purchaser, its subsidiaries and their business, operations, assets and pros pects, and concerning an investment in the Parent Shares, as the Shareholder will then have deemed appropriate in order to make an informed investment decision with respect to the Parent Shares.

            3.28. FULL DISCLOSURE. The representations and war ranties made by the Shareholder hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representa tions or warranties herein or therein, in light of the circum stances in which they are made, not misleading.

            3.29. SCHEDULES. The Schedules referred to in this Section 3 have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholder.

            4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Shareholder that:

            4.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite corporate power to enter into and perform its obligations under this Agreement, the Plan of Merger and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger, including the issuance and delivery of the Parent Shares to the Shareholder as provided in the Plan of Merger. The Purchaser has delivered to the Shareholder complete and correct copies of the respective Certificates of Incorporation and Bylaws of the Purchaser and the Acquisition Subsidiary, all as in effect on the date hereof.

            4.2. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agree ment and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the respective Certificates of Incorporation or Bylaws of the Purchaser or the Acquisition Subsidiary, or under any inden ture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

            4.3. FINDERS. Neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

            5. COVENANTS OF THE COMPANY AND THE SHAREHOLDER PENDING CLOSING. The Company and the Shareholder jointly and severally covenant and agree with the Purchaser that:

            5.1. CONDUCT OF BUSINESS. From the date of this Agree ment to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholder will not cause or allow the Company to:

                    (i) cancel or permit any insurance to lapse or terminate,
            unless renewed or replaced by like coverage;

                    (ii) amend or otherwise modify its Certificate of
            Incorporation or Bylaws;

                    (iii) take any action described in Section 3.8 (except as
            contemplated in Section 2.2(iii));

                    (iv) enter into any contract, agreement or other commitment of the type described in Section 3.13;

                    (v) hire, fire, reassign or make any other change in key
            personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20; or

                    (vi) take any other action which would cause any of the
            representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

            5.2. ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company and the Homes.

            5.3. CONSENTS AND APPROVALS. The Company and the Shareholder will use their best efforts to obtain the neces sary consents and approvals of other persons which may be required to be obtained on their part to consummate the trans actions contemplated by this Agreement.

            5.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor the Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement.

            5.5. COMPANY LIABILITIES. At or prior to the Closing, the Shareholder shall cause to be paid and discharged in full all liabilities and obligations of the Company, for indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company (other than accounts and trade payables) attributable to the operation of the its business prior to Closing (collectively, "Unassumed Liabilities"), EXCLUDING (i) obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law, and (ii) indebtedness as described on Schedule 5.5 and (iii) accounts and trade payables (collectively, the"Assumed Debt"). At the Closing, the Shareholder shall deliver to the Purchaser certificates of the holders of the Assumed Debt, certifying as to the amount, expressed in dollars, of all principal, interest and other charges (including prepayment penalties or premiums) required to pay and discharge the Assumed Debt in full and release all Liens securing the same, and such amount shall constitute a downward adjustment in the Merger Consideration pursuant to the terms of the Plan of Merger. Any Unassumed Liabilities remaining unpaid after the Closing shall be paid pursuant to
      Section 12.1, or if funds are insufficient, shall then be subject to indemnification under Section 10.1. Property taxes, utility bills and other normal proratable items shall be prorated as of the Closing Date, the Shareholder being charged for the same through the Closing and the Surviving Corporation being responsible for such charges thereafter. The Purchaser agrees that to the extent there exist at the Closing any fully earned cash rebates or refunds due from vendors which have not then been paid, the Surviving Corporation will pay to the Shareholder any such cash rebates or refunds which are received after the Closing.

            6. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY PENDING CLOSING. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Shareholder that:

            6.1. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

            6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attor neys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Company for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contem plated by this Agreement.

            7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Purchaser in writing:

            7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representa tions and warranties made by the Shareholder in
      Section 3 hereof; the representations and warranties made by the Shareholder herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholder and an executive officer of the Company, to the effect of the foregoing provisions of this Section 7.1.

            7.2. OPINION OF COUNSEL. The Shareholder shall have caused to be delivered to the Purchaser an opinion of Ruggiero, Ziogas & Allaire, counsel for the Company and the Shareholder, dated the Closing Date, to the effect that:

                     (i) the Company is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Connecticut, with full corporate authority to enter into and perform its obligations under this Agreement and the Plan of Merger;

                    (ii) the authorized capital stock of the Company consists of
            3,000 shares of Common Stock, $10.00 par value, of which 2,273 shares are validly issued and outstanding and fully paid and nonassessable;

                   (iii) to the knowledge of such counsel, after due inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                    (iv) the Shareholder is the record and bene ficial owner of all of the issued and outstanding shares of capital stock of the Company, free and clear of any and all Liens, and the Shareholder has full capacity to enter into and perform their obligations in accordance with this Agreement;

                     (v) the execution, delivery and performance by the Company of this Agreement and the Plan of Merger have been duly authorized and approved by all necessary corporate action required on the part of the Company;

                    (vi) this Agreement and the Plan of Merger have been duly
            and validly executed and delivered by the Company, and this Agreement and the Plan of Merger con stitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms;

                   (vii) this Agreement and the other documents to be executed and delivered hereunder by the Shareholder (as shall be specified in such opinion) have been duly and validly executed and delivered by the Shareholder, and this Agreement and such other documents constitute the valid and binding obligations of the Shareholder enforceable against him in accordance with their respective terms;

                  (viii) neither the execution, delivery or consum mation of the transactions contemplated by this Agree ment, the Plan of Merger or any of such other documents will (x) result in the breach of or constitute a default under the Certificate of Incorporation or Bylaws of the Company or any loan or credit agreement, indenture, mort gage, deed of trust or other contract or agreement known to such counsel and to which either the Company or the Shareholder is a party or by which they or their respec tive assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                    (ix) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Shareholder of this Agreement, the Plan of Merger or any of such other documents; and

                     (x) to the knowledge of such counsel after due inquiry,
            there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

      Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholder and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Connecticut.

            7.3. CONSENTS AND APPROVALS. The Company and the Shareholder shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

            7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the physical assets and properties of the Company, including (without limitation) any of the Real Property or any improvements located thereon (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of the Company or the Homes.

            7.5. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the trans actions contemplated by this Agreement or incidental thereto and all other related legal matters shall be subject to the approval of counsel for the Purchaser and the Acquisition Subsidiary, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have requested.

            7.6. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and proper ties and assets of the Company and the Homes, and shall have discovered no change in the business, assets, operations, financial condition or prospects of the Company or the Homes which could, in the sole determination of the Purchaser, have a material adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of the Company or the Homes.

            7.7. RELATED TRANSACTIONS. Each of the Shareholder, Robert Lavoie, Mark Seleman and Peter Grady shall have executed and delivered to the Acquisition Subsidiary his respective Employment Agreement; the Shareholder shall have executed and delivered his plan adoption agreement under the Carriage Partners Program; and Lessor shall have executed and delivered the Lease Agreement and the restrictive covenant described in
      Section 2.2(iv).

            7.8. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each Home and the Real Property by an environmental consulting firm selected by Purchaser (or, in lieu thereof, in the sole discretion of the Purchaser, environmental questionnaires completed and signed by the manager of each such Home, on forms provided by the Acquisition Subsidiary and approved by its lender), (ii) a health and safety inspection of the Homes by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of the O'Brien Home by an engineering firm selected by the Purchaser. The Shareholder agrees to take the action (and pay any costs in taking such action) as may be reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholder, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

            7.9. TITLE INSURANCE. The Shareholder shall have provided, at his expense, an Owner's Policy of Title Insurance issued to the Surviving Corporation in an agreed-upon amount, issued by a title company with offices in Hartford County, Connecticut and reasonably acceptable to the Surviving Corporation (the "Title Company"), insuring the Surviving Corporation's interest in the Real Property (excluding Real Property covered by the Lease Agreement), subject only to the Permitted Liens and any standard printed exceptions included in a Connecticut standard form Policy of Title Insurance; provided, however, that such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Liens, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to subsequent years.

            7.10. SURVEY. The Purchaser shall have received, at the Shareholder's expense, a survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property covered by Section 7.9 above, which survey shall comply with any applicable standards under Connecticut law, be sufficient for Title Company to delete any survey exception contained in the owner's policy of title insurance referred to in Section 7.9, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

            7.11. FINANCING COMMITMENT. The Purchaser shall have received from Provident Services, Inc. or another financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing and other financial accommodations in order to provide the portion of the Merger Consideration (as defined in the Plan of Merger) that is not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

            7.12. LIEN RELEASES. The holders of the Liens against any assets of the Company, including any of the Real Property (other than Permitted Liens) shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

            7.13. OTHER MANAGEMENT ARRANGEMENTS. The Shareholder shall have identified to the Purchaser such other personnel of the Homes (in addition to the parties to the Employment Agreements) as may be key to the continued effective management and operation of the Homes after the Closing, and the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the Homes following the Closing.

            7.14. OTHER CONNECTICUT TRANSACTION. The transaction contemplated by the Merger Agreement of even date herewith among the Purchaser, CSI Funeral Services of Connecticut, Inc., C. Funk & Son Funeral Home, Incorporated and Ronald F. Duhaime, Emilie P. Duhaime and Christopher J. Duhaime, shall have been consummated prior to or contemporaneously with the Closing under this Agreement.

            8. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER. The obligations of the Company and the Shareholder under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholder in writing:

            8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Shareholder shall not have discovered any ma terial error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 4 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Shareholder shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this Section 8.1.

            8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Shareholder an opinion of counsel for the Purchaser and the Acquisition Subsidiary, to the effect that:

                    (i) the Purchaser is a corporation duly organ ized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger; and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Acquisition Subsidiary (as shall be specified in such opinion);

                   (ii) the execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this

            Agreement and such other documents have been duly authorized and approved by all necessary corporate action required on their part;

                  (iii) this Agreement is, and upon execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary, enforceable against the Purchaser and the Acquisition Subsidiary in accordance with their respective terms;

                   (iv) neither the execution, delivery or per formance by the
            Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the respective Certificates of Incorporation or Bylaws of the Purchaser or the Acquisition Subsidiary, or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                    (v) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents, or the per formance of its obligations hereunder or thereunder.

      Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and the Acquisition Subsidiary, and on certificates of public offi cials, copies of which shall be provided to the Shareholder at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware and the internal laws of the State of Texas.

            8.3. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

            8.4. RELATED TRANSACTIONS. The Acquisition Subsidiary shall have executed and delivered to the Shareholder and Messrs. Lavoie, Seleman and Grady their respective Employment Agreements; shall have established the Carriage Partners Program and executed and delivered to the Shareholder his plan adoption agreement thereunder; and shall have executed and delivered the Lease Agreement.

            9.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

            9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regard less of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the trans actions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

            10.   INDEMNIFICATION.

            10.1. INDEMNIFICATION BY THE SHAREHOLDER. The Shareholder agrees to indemnify and hold harmless the Pur chaser and (following the Effective Time of the Merger) the Surviving Corporation, and their respective successors and assigns, from and against any and all losses, damages, lia bilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or the Shareholder of any covenant or agreement of the Company or the Shareholder contained in this Agreement,
      (ii) any breach of warranty or inaccurate or erroneous representation made by the Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or the Shareholder pursuant hereto, (iii) any Unassumed Liability of the Company of any kind or nature, whether absolute or con tingent, known or unknown, to the extent not paid or dis charged prior to the Effective Time of the Merger as provided in Section 5.5, and
      (iv) any and all actions, suits, proceed ings, claims, demands, judgments, costs and expenses (includ ing reasonable legal fees) incident to any of the foregoing.

            10.2. INDEMNIFICATION BY THE PURCHASER. The Pur chaser and the Acquisition Subsidiary jointly and severally agree to indemnify and hold harmless the Shareholder and his heirs and assigns from and against any Losses which are caused by or arise out of
      (i) any breach or default in the performance by the Purchaser or the Acquisition Subsidiary of any covenant or agreement of the Purchaser or the Acquisition Subsidiary contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser or the Acquisition Subsidiary herein or in any certificate or other instrument delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

            10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be repre sented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connec tion therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be repre sented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

            10.4. CERTAIN LIMITATIONS. The payment of any claims for Losses pursuant hereto shall not relieve the Shareholder of personal responsibility for indemnification under Section 10.1. The Purchaser agrees, however, that (i) the aggregate amount of Losses which the Purchaser and the Surviving Corporation shall be entitled to recover from the Shareholder under Section 10.1 shall be limited to the Merger Considera tion, and (ii) no claim shall be asserted in respect of clause
      (ii) of Section 10.1 (or clause iv), insofar as the same relates to said clause (ii)) after (x) expiration of the applicable state or federal statute of limitations, in the case of claims arising under Sections 3.1 to 3.3, 3.10 and 3.24 to 3.28, or (y) June 30, 1998, in all other cases.

            11.   TERMINATION.

            11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholder agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

            11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                  (a) the mutual written consent of the Shareholder and the
            Purchaser;

                  (b) the Purchaser if a material default shall be made by the
            Company or the Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or the Shareholder of any of its or his warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or the Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                  (c) the Shareholder if a material default shall be made by the
            Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compli ance or performance and such noncompliance or nonper formance shall not have been expressly waived by the Shareholder in writing; or

                  (d) either the Shareholder or the Purchaser, if the Closing has not occurred by July 3, 1996.

            11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties here under. If this Agreement is terminated under paragraph (b) or

      (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

            12.   POST-CLOSING COVENANTS.

            12.1. CLOSING DATE, CASH AND RECEIVABLES. At the Closing, the Shareholder shall provide to the Purchaser a listing (certified by him to be complete and accurate) of the Closing Date Cash and Receivables in order to identify them. The Purchaser shall have the exclusive right and control over the collection of Closing Date Receivables. Six months after the Closing, the Purchaser shall remit such collections (less Assumed Debt of the Company not paid at Closing pursuant to Section 5.5 hereof, if any, which are paid by the Company subsequent to the Closing. The form of payment shall be in Series D Preferred Stock in accordance with each Shareholder's respective interest shown on Annex A of the Plan of Merger. The Purchaser shall have no duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Purchaser be required to institute suit or refer any account to a collection agency. At any time after the Closing, the Purchaser may at any time, by written notice to the Shareholder, return the right and control over collection of Closing Date Receivables to the Shareholder, in which case the Purchaser shall be thereafter relieved of all further responsibility hereunder other than in respect of collections received prior to the giving of such notice.

            12.2. RESTRICTIVE COVENANTS OF THE SHAREHOLDER.

                  (a) NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending ten (10) years thereafter, the Shareholder shall not, directly or indirectly:

                          (i) engage, as principal, agent, trustee or through
                  the agency of any corporation, partner ship, association or agent or agency, in the following towns and/or cities:
                  Bristol, Plainville, New Britain, Southington, Wolcott, Plymouth, Harwinton, Burlington and Farmington (the "Territory"), in the funeral, mortuary, crematory, monument, or any related line of business (collec tively, the "Business");

                         (ii) own or hold any beneficial interest in one percent
                  (1%) or more of the voting securi ties in any corporation, partnership or other busi ness entity which conducts its operations, in whole or in part, in the Business within the Territory;

                        (iii) become an employee of or consultant to, or
                  otherwise serve in any similar capacity with, any corporation, partnership or other busi ness entity that conducts its business, in whole or in part, in the Business within the Territory; or

                         (iv) cause or induce any present or future employee of
                  the Purchaser or any of its affiliates (including the Surviving Corporation) to leave the employ of the Purchaser or any such affiliate to accept employment with the Shareholder or with any person, firm, association or corpora tion with which the Shareholder may be or become affiliated.

                  Without limiting the generality of the foregoing, the
            Shareholder shall be deemed directly or indirectly engaged in the Business if he acts as a funeral director at any funeral establishment within the Territory, if the Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if the Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                  (b) REFORMATION. The above covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted there by, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                  (c) REMEDIES. The Shareholder agrees that any remedy at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attor neys' fees incurred in connection therewith, as may be approved by such court.

                  (d) REPRESENTATIONS. The Shareholder represents and warrants to and agrees with the Purchaser that (i) the Shareholder understands that the foregoing restric tions are being made incident to and as a condition of consummation of the Merger, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to the Shareholder in any respect, and (iii) the consideration for such restrictions is included in the Merger Consideration, which consideration the Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which the Share holder acknowledges a direct and valuable benefit.

                  (e) MERGER CONSIDERATION ALLOCATION. The parties agree to
            allocate $50,000 of the Merger Consideration to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser or any affiliate may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholder acknowledges that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

            12.3. LETTER OF CREDIT. Pursuant to the Plan of Merger, the Purchaser will cause to be issued and delivered to the Shareholder the Letter of Credit (as defined in the Plan of Merger). As provided in the Plan of Merger, the Letter of Credit terminates upon consummation of an Initial Public Offering (as defined in the Parent Stock Designations, referred to in the Plan of Merger). The Shareholder agrees to return to the Purchaser the original of the Letter of Credit (including any renewals or reissues thereof) upon receipt of written certification from the Purchaser that an Initial Public Offering has been consummated.

            12.4. EMPLOYEE MATTERS. At or prior to the Closing, the Shareholder will cause the Company to pay or satisfy any accrued benefits to employees of the Homes which are then outstanding, or, at the election of the Shareholder, may be included in the Assumed Debt as set forth on Schedule
      5.5 (which would then be deducted from the Merger Consideration) the difference between any accrued and untaken vacation that any such employees are entitled to as of Closing minus any vacation time such employees are entitled to receive for the remainder of the current fiscal year under the Purchaser's employee benefit policy. The Purchaser agrees that, for purposes of its vacation and other leave policies, it will recognize the original start date with the Home of each person who becomes an employee of the Surviving Corporation as a result of the Merger. The Purchaser also agrees that the starting rate or salary of each such employee of the Home who so becomes employed by the Surviving Corporation will include compensation for any additional health insurance or similar benefits formerly provided by the Company which are not included in employee benefits provided by the Purchaser and its subsidiaries.

            12.5. COMPLIMENTARY FUNERAL SERVICE. The Surviving Corporation will assume the Company's obligation to provide, without charge, a funeral service for Rosemary O'Hazo as outlined in the contract with such person attached as Schedule 12.5.

            12.6. MONICA O'BRIEN. The Purchaser agrees that fol lowing the Closing, the Acquisition Subsidiary will continue to provide Monica O'Brien, the Shareholder's mother, the nonassignable, rent-free use of her current apartment at the Home, for so long as her mental and physical health make such arrangements practicable, subject to policies of the Purchaser concerning such living arrangements.

            12.7. As described on Schedule 3.21, the Company has maintained the O'Brien Funeral Home, Incorporated Pension Plan (the "Plan") for the benefit of its employees. Neither the Purchaser, the Acquisition Subsidiary, nor the Surviving Corporation intends to continue the Plan as an active Plan after the Closing, except to the extent required by law until the Plan can be frozen. The Shareholder shall amend the Plan at or prior to Closing to freeze the Plan's operations as soon as allowed by law and shall give any notice required in connection with the freezing of the Plan promptly upon amendment of the Plan. The Shareholder shall make to the Plan all Employer Contributions required by the Plan for service by Plan Participants through the date as of which the Plan is frozen (the effective date of the amendment freezing the Plan). The Shareholder shall terminate and/or assist in terminating (as applicable) the Plan as soon as it can be terminated in a reasonable and prudent manner but in no event to exceed a two (2) year time period from the date hereof. The Shareholder shall be solely responsible for, and shall bear all costs associated with the Plan until it is terminated, including but not limited to the cost of freezing the Plan, administering and evaluating the Plan until it is terminated, amending the Plan as required by law until it is terminated, preparing and filing the Plan's annual tax return (Form 5500), including the cost of any audits required in connection therewith, and terminating the Plan. The Shareholder shall reimburse the Purchaser, the Acquisition Subsidiary, or the Surviving Corporation, as applicable, for any such costs it may have to pay. Additionally, the Shareholder shall continue after the Closing to be solely responsible for and shall indemnify the Purchaser pursuant to Section 10 hereof for any claim or action in any way relating to the Plan or its operation, past, present or future, including but not limited to (i) the past or present investments of the Plan, (ii) the past and continued maintenance and compliance of the Plan with all legal requirements applicable to the Plan, including but not limited to compliance with the fiduciary responsibility and prohibited transaction requirements applicable to the Plan, (iii) the freezing of the Plan, (iv) the termination of the Plan within a reasonable time period following the Closing, and (v) the ultimate distributions to the Plan Participants.

            13.   MISCELLANEOUS.

            13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contem plated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall the Company be charged with, any such expenses of the Shareholder. Without limiting the generality of the foregoing, all finders' and similar fees and expenses of Thomas Pierce & Co., sales representative for the Shareholder, shall be borne solely by the Shareholder, and in no event shall the Company or the Purchaser be charged or responsible therefor. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholder.

            13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                        (i)   if to the Company or the Shareholder, to:

                        O'Brien Funeral Home, Incorporated
                        24 Lincoln Avenue
                        Bristol, Connecticut 06010
                        Attention: Mr. Thomas P. O'Brien

                        with a copy to:
                        Ruggiero, Ziogas & Allaire
                        271 Farmington Avenue
                        Bristol, Connecticut 06010
                        Attention: Mr. Stephen O. Allaire

                  (ii)  if to the Purchaser or the Acquisition
                        Subsidiary, to:

                        Carriage Services, Inc.
                        1300 Post Oak Boulevard, Suite 1500
                        Houston, Texas  77056
                        Attention: Mr. Melvin C. Payne

                        with a copy to:

                        Snell & Smith, A Professional Corporation
                        1000 Louisiana, Suite 3650
                        Houston, Texas 77002
                        Attention: Mr. W. Christopher Schaeper

      or to such other address as shall be given in writing by any party to the other parties hereto.

            13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholder to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise).

            13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

            13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

            13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated May 10, 1996).

            13.8. GOVERNING LAW. This Agreement shall be con strued and enforced under and in accordance with and governed by the law of the State of Connecticut.

            13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                    THE PURCHASER:

                                    CARRIAGE SERVICES, INC.


                                    By: /s/ MARK W. DUFFEY
                                            Mark W. Duffey,
                                            Executive Vice President

                                    THE ACQUISITION SUBSIDIARY:

                                    CFS FUNERAL SERVICES
                                    OF CONNECTICUT, INC.


                                    By: /s/ MARK W. DUFFEY
                                            Mark W. Duffey,
                                            Executive Vice President

                                    THE COMPANY:

                                    O'BRIEN FUNERAL HOME, INCORPORATED


                                    By: /s/ THOMAS P. O'BRIEN
                                            Thomas P. O'Brien, President

                                    THE SHAREHOLDER:


                                    /s/ THOMAS P. O'BRIEN
                                        Thomas P. O'Brien

EXHIBIT               DESCRIPTION
- -------               -----------
    A                  Plan of Merger
    B-1                Employment Agreement (Thomas P. O'Brien)
    B-2                Employment Agreement (Robert Lavoie)
    B-3                Employment Agreement (Mark Seleman)
    B-4                Employment Agreement (Peter Grady)
    C                  Carriage Partners Program
    D                  Lease Agreement


SCHEDULE               DESCRIPTION
- --------               -----------
    2.2                Distributed Property
    3.6                Real Property
    3.12               Fixed Assets
    3.13               Contracts and Commitments
    3.14               Preneed Contracts and Trust Accounts
    3.15               Intangible Rights
    3.17               Licenses
    3.18               Litigation
    3.20               Employees
    3.21               Employee Benefit Plans
    5.5                Assumed Debt
    12.1               List of Closing Date Cash and Accounts
                       Receivable
    12.5               Contract for Service for Rosemary O'Hazo